                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           ATHEY PRODUCTS CORPORATION

                                  June 1, 2000

                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     Section 1.     Principal Office.  The principal office of Athey Products
     ----------     ----------------
Corporation (the "Corporation") shall be located at 1839 South Main Street, City
                  -----------
of Wake Forest, County of Wake, State of North Carolina.

     Section 2.     Registered Office.  The registered office of the Corporation
     ----------     -----------------
which by law is required to be maintained in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The Corporation from time to time may designate a different address as its registered office; provided, however, that
                                                        --------  -------
such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Delaware as is required by law.

     Section 3.     Other Offices.  The Corporation may have offices at such
     ----------     -------------
places, either within or outside of the State of Delaware, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

                                   ARTICLE II
                                   ----------

                            Meetings of Shareholders
                            ------------------------

     Section 1.     Annual Meeting.  The annual meeting of the shareholders for
     ----------     --------------
the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting, shall be held in May of each year, at a time and place as established by the Board of Directors.

     Section 2.     Place of Meeting.  All meetings of shareholders shall be
     ----------     ----------------
held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as shall be designated on the notice of that meeting.

     Section 3.     Substitute Annual Meeting.  If the annual meeting shall not
     ----------     -------------------------
be held on the day designated by these Bylaws, a substitute meeting may be called in the manner provided for the call of special meetings in accordance with the provisions of Section 4 of this Article II, and a substitute annual meeting, so called, shall be designated as and shall be treated, for all purposes, as the annual meeting.

     Section 4.     Special Meetings.  Special meetings of the shareholders may
     ----------     ----------------
be called at any time by the President, by the Chairman of the Board or by the Board of Directors of the Corporation.

     Section 5.     Notice of Meetings.  Written or printed notice stating the
     ----------     ------------------
time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date of any shareholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

     In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the "General Corporation Law").
                                                    -----------------------

     Section 6.     Adjournments.   Any meeting of the shareholders, annual or
     ----------     ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. When a meeting is adjourned for thirty days or more, however, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 7.     Voting Lists.  At least ten days before each meeting of the
     ----------     ------------
shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. This list shall be open to the examination of any shareholder, for any purpose germane to the meeting (during ordinary business hours) for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     Section 8.     Quorum.  Except as otherwise required by the General
     ----------     ------
Corporation Law, by the Corporation's Certificate of Incorporation, as may be amended from time to time (the "Certificate of Incorporation"), or by these
                                ----------------------------
Bylaws, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

     The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Section 9.     Proxies.  Shares may be voted either in person or by one or
     ----------     -------
more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

     Section 10.    Voting of Shares.  Subject to the provisions of Section 4 of
     -----------    ----------------
Article III, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Except in the election of directors as governed by the provisions of
Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by the General Corporation Law, the Certificate of Incorporation or these Bylaws.

     Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by applicable law. The voting procedures at any meeting of the shareholders shall be conducted pursuant to the General Corporation Law.

     Section 11.    Informal Action by Shareholders.  Any action required or
     -----------    -------------------------------
permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept as a part of the corporate records. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Secretary, a written consent or consents signed by a sufficient number of holders to take the action are delivered to the Secretary in the manner prescribed above.

     Section 12.    Advance Notice of Director Nominations and Other Business
     -----------    ---------------------------------------------------------

     (a)  Director Nominations.  Only persons who are selected and recommended
          --------------------
by the Board of Directors or a committee of the Board of Directors established to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section, shall be eligible for election at any annual or special shareholders' meeting. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by a shareholder of the Corporation entitled to vote for the election of directors at that meeting as hereinafter set forth. Nominations by shareholders shall be delivered to the Corporation in accordance with subsection 12(d) hereof and shall be made by written notice (a "Nomination Notice"), which shall set
                                        -----------------
forth, (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual and (B) such other information regarding each individual nominated that is to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and, (ii) as to the shareholder submitting the Nomination Notice and any person acting in concert with such shareholder, (w) the name and business address of such shareholder and each such person, as they appear on the Corporation's books along with a representation that such shareholder is a shareholder of record of shares of the Corporation's capital stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the person(s) in the notice, (x) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder, and (y) the class and number of shares of the Corporation which are beneficially owned by such shareholder and each such person. A written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected, signed by each nominee, shall be filed with any Nomination Notice. If the presiding officer at any meeting of the shareholders determines that any nomination was not made in accordance with the procedures prescribed by these Bylaws, then he shall so declare to the shareholders at the meeting, and the defective nomination shall be disregarded.

     (b)  Shareholder Business.  At any meeting of the shareholders, only such
          --------------------
business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) properly brought before the meeting by a shareholder of record (who was also a shareholder of record at the time of giving of the notice) in accordance with
the procedures set forth in this Section.   A shareholder's written notice (a
"Business Notice") shall set forth, as to each matter the shareholder proposes
 ---------------
to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and business address of record of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. If the presiding officer at any meeting of shareholders determines that business was not properly brought before the meeting, then he shall so declare to the shareholders at the meeting, and any such business not properly brought before the meeting shall not be transacted.

     (c)  Securities Laws and Rules.  Notwithstanding anything herein to the
          -------------------------
contrary, the Corporation shall not be obligated to include in any proxy statement any shareholder proposals except as required under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder.

     (d)  Delivery of Notices.  To be timely, any Nomination Notice or Business
          -------------------
Notice must be delivered to, or mailed and received at, the principal office of the Corporation, (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

     Section 13.    Conduct of Meetings.  The Board of Directors of the
     -----------    -------------------
Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III
                                  -----------

                               Board of Directors
                               ------------------

     Section 1.     General Powers.  The property, affairs, and business of the
     ----------     --------------
Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Bylaws, the Board of Directors may exercise all powers and perform and all acts which are not required, by these Bylaws or the Certificate of Incorporation or by law, to be exercised and performed by the shareholders.

     Section 2.     Number, Term and Qualifications.  The number of directors
     ----------     -------------------------------
shall be not less than three, nor more than ten, as from time to time shall be determined by the Board of Directors. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director, and when so fixed such number shall continue to be the authorized number of directors until changed in accordance herewith. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

     Section 3.     Election of Directors.  Except as provided in Section 7 of
     ----------     ---------------------
this Article III, by the General Corporation Law or by the Certificate of Incorporation, the directors shall be elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. If any shareholder so demands, the election of directors shall be by ballot.

     Section 4.     Cumulative Voting.  No shareholder shall be entitled to
     ----------     -----------------
cumulative voting
rights with regard to the election of directors unless specifically authorized by amendment to the Certificate of Incorporation.

     Section 5.     Removal.  Subject to the provisions of the General
     ----------     -------
Corporation Law, any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

     Section 6.     Resignations.  Any director may resign at any time by giving
     ----------     ------------
written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the President or Secretary of the Corporation, unless it shall be necessary to accept such resignation before it becomes effective, in which event the resignation shall take effect upon its acceptance by the Board of Directors. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 7.     Vacancies.  Any vacancy occurring in the Board of Directors,
     ----------     ---------
including any vacancy created by reason of an increase in the number of directors, removal, resignation or death, may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     Section 8.     Chairman of Board.  There may be a Chairman of the Board of
     ----------     -----------------
Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

     Section 9.     Compensation.  The Board of Directors may cause the
     ----------     ------------
Corporation to compensate directors for their services as directors and may provide for the payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board. Nothing containing in this Section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

     Section 10.    Committees.  The Board of Directors, by the vote of a
     -----------    ----------
majority of the entire Board, may designate one or more committees, each committee to consist of one or more directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to documents, subject to such limitations as are set forth in the General Corporation Law.

     Any vacancy occurring in a committee may be filled by the Board of Directors, but the Chairman of the Board may designate another director to serve on the committee pending action by the Board of Directors. Each committee member holds office until the member ceases to be a director; resigns from the committee; or is replaced or is removed from the committee by the Board of Directors.

     Section 11.    Committee Rules.   The first meeting of each newly-
     -----------    ---------------
designated committee shall be held at the Corporation's principal office or at such other place as the Board of Directors may determine, immediately following the Board meeting, if any, designating the committee. Unless the Board of Directors provides otherwise, each committee of the Board may make, alter and repeal rules for the conduct of its business consistent with Article IV of these Bylaws. In the absence of such rules, Article IV of these Bylaws governs the conduct of a committee's business.

                                   ARTICLE IV
                                   ----------

                             Meetings of Directors
                             ---------------------

     Section 1.     Regular Meetings.  A regular annual meeting of the Board of
     ----------     ----------------
Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders, and no notice of such meeting shall be necessary. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings. Unless otherwise required by the Board, such other regular meetings may be held without notice.

     Section 2.     Special Meetings.  Special meetings of the Board of
     ----------     ----------------
Directors may be called by or at the request of the President or any two directors. Such a meeting may be held either within or without the State of Delaware, as fixed by the person or persons calling the meeting. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose of which the meeting is called.

     Section 3.     Quorum.  A majority of the number of directors fixed by
     ----------     ------
these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 4.     Adjourned Meetings.  A majority of the directors present at
     ----------     ------------------
a meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting as originally called.

     Section 5.     Manner of Acting.  Except as otherwise provided in the
     ----------     ----------------
General Corporation Law, the Certificate of Incorporation or in these Bylaws, the act of the majority of the directors present at the meeting at which a quorum is present shall be act of the Board of Directors.

     Section 6.     Telephonic Meetings.  Unless otherwise restricted by the
     ----------     --------------------
Certificate of Incorporation, members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 7.     Informal Action by Directors.  Unless otherwise restricted
     ----------     ----------------------------
by the Certificate of Incorporation, action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                                   ARTICLE V
                                   ---------

                                    Officers
                                    --------

     Section 1.     Officers of the Corporation.  The officers of the
     ----------     ---------------------------
Corporation shall consist of a President, a Secretary, a Treasurer and such Vice-President, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required. None of the officers of the Corporation need be shareholders or directors.

     Section 2.     Election and Term.  The officers of the Corporation shall be
     ----------     -----------------
elected by the

Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

     Section 3.     Compensation of Officers.  The compensation of all officers
     ----------     ------------------------
of the Corporation shall be fixed by the Board of Directors and no officers shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors. No officer shall be precluded from receiving a salary or other compensation by reason of the fact that he also is a director.

     Section 4.     Removal.  Any officer or agent elected or appointed by the
     ----------     -------
Board of Directors may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5.     Resignations.  Any officer may resign at any time by so
     ----------     ------------
notifying the Board or the President or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

     Section 6.     Vacancies.  A vacancy in any office because of death,
     ----------     ---------
resignation, removal, disqualification or any other clause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 7.     Bonds.  The Board of Directors may by resolution require any
     ----------     -----
officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time by required by the Board of Directors.

     Section 8.     President.  The President shall be the principal executive
     ----------     ---------
officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 9.     Vice-Presidents.  In the absence of the President or in the
     ----------     ---------------
event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as Vice-

Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President, may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or Board of Directors.

     Section 10.    Secretary.  The Secretary shall : (a) keep the minutes of
     -----------    ---------
the meetings of shareholders, of the Board of Directors and of all Board committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under is seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) keep or cause to be kept at the Corporation's registered office or principal place of business a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of share holders as required by law; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 11.    Assistant Secretaries.  In the absence of the Secretary or
     -----------    ---------------------
in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so action shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the Corporation.

     Section 12.    Treasurer.  The Treasurer shall: (a) have charge and custody
     -----------    ---------
of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VII of these Bylaws; (b) prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the Corporation's registered office or principal place of business in the State of North Carolina within four months after the end of such fiscal year and thereat kept available for a period of at least ten years; (c) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these Bylaws.

     Section 13.    Assistant Treasurers.  In the absence of the Treasurer or in
     -----------    --------------------
the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so action shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors. Any Assistant Treasurer may sign, with the President or a Vice-President, certificates for shares of the Corporation.

                                   ARTICLE VI
                                   ----------

                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

     Section 1.     Contracts.  The Board of Directors may authorize any officer
     ----------     ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2.     Loans.  No loans shall be contracted on behalf of the
     ----------     ------
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3.     Checks and Drafts.  All checks, drafts or other orders for
     ----------     -----------------
the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.     Deposits.  All funds of the Corporation not otherwise
     ----------     --------
employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

                                  ARTICLE VII
                                  -----------

                   Certificates for Shares and Their Transfer
                   ------------------------------------------

     Section 1.     Certificates for Shares.  The Corporation may issue the
     ----------     ------------------------
shares of stock authorized by its Certificate of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

     Certificates representing shares of the Corporation shall be in such form (consistent with the provisions of the General Corporation Law) as shall be determined by the Board of Directors. Certificates shall be signed by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

     Section 2.     Transfer of Shares.  Transfer of shares of the Corporation
     ----------     -------------------
shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled", with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

     Section 3.     Transfer Agents and Registrars.  The Board may appoint, or
     ----------     ------------------------------
authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

     Section 4.     Lost, Stolen, Mutilated and Destroyed Certificates.  The
     ----------     --------------------------------------------------
Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost, stolen, mutilated or destroyed, if the holder of record of the certificate (i) makes proof in affidavit form that it has been lost, stolen, mutilated or destroyed; (ii) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (iii) satisfies any
other reasonable requirements imposed by the Corporation.   When authorizing
such issue of a new certificate, the Board of Directors shall require that the owner of such lost, stolen, mutilated or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, mutilated or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

     Section 5.     Holder of Record.  Except as otherwise provided by the laws
     ----------     ----------------
of the State of Delaware, the Corporation may treat as absolute owners of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

     Section 6.     Treasury Shares.  Treasury shares of the Corporation shall
     ----------     ----------------
consist of such shares as have been issued and thereafter acquired but not canceled by the Corporation. Treasury shares shall not carry voting or dividend rights.

                                  ARTICLE VIII
                                  ------------

                                Indemnification
                                ---------------

     Section 1.     Indemnification.  Any person who has been made or is made a
     ----------     ---------------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or
                              ----------
was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys'
fees), judgments, money decrees, fines, penalties and amounts paid in settlement, which are actually and reasonably incurred by him in connection therewith; provided, however, that the Corporation shall indemnify any such
           --------  -------
person seeking indemnification in connection with a proceeding (or part thereof) that was initiated by such person only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 1 shall be a contract right.

     For purposes of this Section 1, reference to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, fiduciaries and agents so that any person who is or was a director, officer, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall stand in the same position under the provisions of this Section 1, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 2.     Payment of Expenses in Advance.  Expenses (including
     ----------     ------------------------------
attorneys' fees) incurred by any person described in Section 1 in defending a proceeding referred to in Section 1 above may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board, in its discretion, in the specific case upon receipt of an undertaking by or on behalf of the person requesting the payment of expenses in advance to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in Section 1.

     Section 3.     Claims.  If  the Corporation denies a written request for
     ----------     ------
indemnification under Section 1, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days of the Corporation's receipt of such written request for indemnification, or if the Board authorizes a payment of expenses in advance under Section 2 and the Corporation does not make the authorized payment within sixty (60) days of the Corporation's receipt of the written request for the payment of expenses in advance, then the person claiming entitlement to such rights may file suit to recover the unpaid amount of his or her claim. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 4.     Indemnification Not Exclusive.  The indemnification and
     ----------     -----------------------------
right to payment of expenses in advance of final disposition provided for under this Article VIII shall not be deemed exclusive of (i) any other rights to which those seeking indemnification may be entitled under any statute, bylaw, any agreement, any insurance purchased by the Corporation, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or (ii) the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or enterprise that he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations as with respect to directors and officers.

     Section 5.     Indemnification Agreements.  The Corporation may enter into
     ----------     --------------------------
indemnification agreements with its officers and directors.

     Section 6.     Insurance.  The Corporation may purchase and maintain
     ----------     ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such and which insurance coverage may extend indemnification protection that is broader and more comprehensive than the indemnification benefits granted under this Article VIII.

     Section 7.     Continued Coverage.  Unless otherwise provided herein, the
     -----------    ------------------
indemnification extended to a person that has qualified for indemnification under the provisions of this Article VIII shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 8.     Amendment or Repeal.  Any repeal or modification of this
     ----------     -------------------
Article VIII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any person's right or protection hereunder existing at the time of such repeal or modification.

                                   ARTICLE IX
                                   ----------

                               General Provisions
                               ------------------

     Section 1.     Dividends.  The Board of Directors may from time to time
     ----------     ----------
declare, and the Corporation may pay, out of funds legally available therefor at any regular or special meeting, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

     Section 2.     Corporate Seal.  The corporate seal shall be in such form as
     ----------     ---------------
shall be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 3.     Waiver of Notice.  Whenever any notice is required to be
     ----------     -----------------
given to any shareholder or director by law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 4.     Books and Records.  The Corporation shall keep correct and
     ----------     -----------------
complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, the Board and committees thereof. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or may be in the form of, any type of information storage media, provided that the records so kept can be converted into clearly legible form within a reasonable time. Except as otherwise provided by law, the Board shall determine from time to time whether and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the shareholders or directors.

     Section 5.     Fixing Record Date.  In order that the Corporation may
     ----------     ------------------
determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and, with respect to record dates to be established in connection with shareholders meetings, which shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, or, with respect to record dates to be established in connection with other actions, which shall not be more than fifty (50) days prior to such other action; provided, however, if no record date is fixed by the Board, the record
        --------  -------
date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of dividends or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board and no prior action by the Board is required by the General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 11 of these Bylaws. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law with respect to the proposed action by written consent of shareholders, the record date for determining shareholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.

     Section 6.     Fiscal Year.  The fiscal year of the Corporation shall be
     ----------     ------------
fixed by the Board of Directors.

     Section 7.     Amendments.  Except as otherwise provided herein or by the
     ----------     -----------
General Corporation Law, these Bylaws may be altered, supplemented, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors. The Board of Directors shall have no power to adopt a bylaw: (1) prescribing quorum or voting requirements for action by shareholders or directors different from those prescribed by the General Corporation Law; (2) increasing or decreasing the number of directors; or (3) classifying and staggering the election of directors.

     These Bylaws may be altered, supplemented, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of the directors. No Bylaw adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such Bylaw expressly authorized its amendment or repeal by the Board of Directors.